   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 1995
                                              Registration No. 33-
==============================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _________________

                                    FORM S-8
                              REGISTRATION STATEMENT
                                     UNDER
                            THE SECURITIES ACT OF 1933
                                _________________

                       HORIZON/CMS HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                     91-1346899
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)

                 6001 INDIAN SCHOOL ROAD, N.E., SUITE 530
                     ALBUQUERQUE, NEW MEXICO  87110

        (Address of principal executive offices, including zip code)
                             _________________

         CONTINENTAL MEDICAL SYSTEMS, INC. 1986 STOCK OPTION PLAN
            CONTINENTAL MEDICAL SYSTEMS, INC. 1989 NON-EMPLOYEE
                      DIRECTORS'  STOCK OPTION PLAN
       CONTINENTAL MEDICAL SYSTEMS, INC. 1992 CEO STOCK OPTION PLAN
   CONTINENTAL MEDICAL SYSTEMS, INC. 1993 NONQUALIFIED STOCK OPTION PLAN
         CONTINENTAL MEDICAL SYSTEMS, INC. 1994 STOCK OPTION PLAN

                        (Full title of the plans)


                                                        COPIES TO:

             SCOT SAUDER                           WILLIAM E. JOOR III
    SECRETARY AND GENERAL COUNSEL                 VINSON & ELKINS L.L.P.
  HORIZON/CMS HEALTHCARE CORPORATION               2300 FIRST CITY TOWER
 6001 INDIAN SCHOOL ROAD, N.E., SUITE 530              1001 FANNIN
        ALBUQUERQUE, NM 87110                   HOUSTON, TEXAS  77002-6760
           (505) 881-4961                             (713) 758-2582
   (Name, address and telephone number,
including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

==================================================================================================
       Title of                            Proposed maximum  Proposed maximum
   securities to be          Amount to be   offering price      aggregate           Amount of
     registered               registered      per share(1)   offering price(1)  registration fee
--------------------------------------------------------------------------------------------------
Common Stock, par value
 $.001 per share(2).......     3,765,586         $22.44         $84,499,750          $29,138
==================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the New York Stock Exchange for the Registrant's Common Stock on August 4, 1995.

(2) This Registration Statement also pertains to rights to purchase shares of Series A Junior Participating Preferred Stock of the Registrant. One right is attached to and trades with each share of Common Stock of the Registrant. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Common Stock.

==============================================================================

                                   PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Horizon/CMS Healthcare Corporation, a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof:

          (a) Annual Report on Form 10-K for the fiscal year ended May 31, 1994, as amended by Amendment No. 1 on
                   Form 10-K/A dated October 25, 1994, Amendment No. 2
                   on Form 10-K/A dated April 10, 1995 and Amendment No. 3 on Form 10-K/A dated June 2, 1995;

          (b) Quarterly Report on Form 10-Q for the quarter ended August 31, 1994, as amended by Amendment No. 1 on Form 10-Q/A dated June 2, 1995;

          (c) Quarterly Report on Form 10-Q for the quarter ended November 30, 1994, as amended by Amendment No. 1 on Form 10-Q/A dated June 2, 1995;

          (d) Quarterly Report on Form 10-Q for the quarter ended February 28, 1995, as amended by Amendment No. 1 on Form 10-Q/A dated May 18, 1995, Amendment No. 2 on Form 10-Q/A dated May 19, 1995 and Amendment No. 3 on Form 10-Q/A dated June 2, 1995;

          (e) Current Reports on Form 8-K dated August 12, 1994 (as amended by Amendment No. 1 on Form 8-K/A dated October 10, 1994 and Amendment No. 2 on Form 8-K/A dated June 2, 1995), September 16, 1994, April 10, 1995, June 23, 1995 (as
                   amended by Amendment No. 1 on Form 8-K/A dated August 8,
                   1995), July 25, 1995 and July 25, 1995;

          (f) Description of the Company's Common Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A dated March 17, 1987, as amended by Amendment No. 1 on Form 8-A/A dated June 23, 1994 and Amendment No. 2 on Form 8-A/A dated September 22, 1994; and

          (g) Description of rights to purchase the Company's Series A Junior Participating Preferred Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A dated September 16, 1994.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          None.

          The audited consolidated financial statements and schedules of the Company incorporated by reference in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

          The combined financial statements of peopleCARE Heritage Group incorporated by reference in this Registration Statement have been audited by BDO Seidman LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.
Article XIV of the Company's Restated Certificate of Incorporation together with Article IX of its Bylaws provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is or was an officer or director of the Company or is a person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Company's Restated Certificate of Incorporation and the Bylaws were adopted or as may be thereafter amended.
Article IX of the Company's Bylaws and Article XIV of its Restated Certificate of Incorporation expressly provide that they are not the exclusive methods of indemnification.

          Article IX of the Bylaws and Article XIV of the Company's Restated Certificate of Incorporation also provide that the Company may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Company or of another entity against any expense, liability or loss, regardless of whether the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

          Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article XI of the Company's Restated Certificate of Incorporation contains such a provision.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          3.1 Restated Certificate of Incorporation of the Company dated March 6, 1987, together with Certificate of Amendment of Certificate of Incorporation dated January 6, 1992 (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended May 31, 1994).

          3.2 Certificate of Amendment of Restated Certificate of Incorporation dated September 12, 1994 (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 29, 1994).

         *3.3 Certificate of Amendment of Restated Certificate of Incorporation dated July 6, 1995.

          3.4 Certificate of Designation of Series A Junior Participating Preferred Stock dated September 16, 1994 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 29, 1994).

          3.5 Amended and Restated Bylaws of the Company dated as of February 28, 1987, together with Amendment to Bylaws Section
                   9.1.1 dated August 30, 1993 (incorporated by reference to
                   Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended May 31, 1994).

          3.6 Rights Agreement, dated as of September 15, 1994, between the Company and Chemical Trust Company of California, as Rights Agent, specifying the terms of the rights to purchase the Company's Series A Junior Participating Preferred Stock, and the exhibits thereto (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated September 16, 1994).

         *4.1 Continental Medical Systems, Inc. 1986 Stock Option Plan (as amended and restated effective December 1, 1991), Amendment No. 1 to Continental Medical Systems, Inc. 1986 Stock Option Plan, Amendment No. 2 to Continental Medical Systems, Inc. 1986 Stock Option Plan and form of option agreement.

         *4.2 Continental Medical Systems, Inc. 1989 Non-Employee Directors' Stock Option Plan (as amended and restated effective December 1, 1991) and form of option agreement.

         *4.3 Continental Medical Systems, Inc. 1992 CEO Stock Option Plan, Amendment No. 1 to Continental Medical Systems, Inc. 1992 CEO Stock Option Plan and form of option agreement.

         *4.4 Continental Medical Systems, Inc. 1993 Nonqualified Stock Option Plan,Amendment No. 1 to Continental Medical Systems, Inc. 1993 Nonqualified Stock Option Plan, Amendment No. 2 to Continental Medical Systems, Inc. 1993 Nonqualified Stock Option Plan and form of option agreement.

         *4.5 Continental Medical Systems, Inc. 1994 Stock Option Plan and form of option agreement.

         *5.1      Opinion of Vinson & Elkins L.L.P.

         23.1      Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5.1).

        *23.2      Consent of Arthur Andersen LLP.

        *23.3      Consent of BDO Seidman LLP.

         24.1      Powers of Attorney (set forth on signature pages).
       _______________
       *  Filed herewith.

ITEM 9.   UNDERTAKINGS

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on August 9, 1995.

                                  HORIZON/CMS HEALTHCARE CORPORATION


                                  By: /s/ Ernest A. Schofield
                                      -----------------------------------
                                      Ernest A. Schofield
                                      Senior Vice President

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Klemett L. Belt, Jr., Ernest A. Schofield and Scot Sauder, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

       Signature                      Title                            Date
       ---------                      -----                            ----
/s/Neal M. Elliott       President, Chief Executive Officer       August 9, 1995
-----------------------   and Chairman of the Board of Directors
Neal M. Elliott           (Principal Executive Officer)

/s/Klemett L. Belt, Jr.  Director                                 August 9, 1995
-----------------------
Klemett L. Belt, Jr.

/s/Russell L. Carson     Director                                 August 9, 1995
-----------------------
Russell L. Carson

/s/Brian C. Cressey      Director                                 August 9, 1995
-----------------------
Brian C. Cressey

/s/Charles H. Gonzales   Director                                 August 9, 1995
-----------------------
Charles H. Gonzales

/s/Michael A. Jeffries   Director                                 August 9, 1995
-----------------------
Michael A. Jeffries

/s/Gerard M. Martin      Director                                 August 9, 1995
-----------------------
Gerard M. Martin

/s/Frank M. McCord       Director                                 August 9, 1995
-----------------------
Frank M. McCord

/s/Raymond N. Noveck     Director                                 August 9, 1995
-----------------------
Raymond N. Noveck

/s/Rocco A. Ortenzio     Director                                 August 9, 1995
-----------------------
Rocco A. Ortenzio

/s/Robert A. Ortenzio    Director                                 August 9, 1995
-----------------------
Robert A. Ortenzio

/s/Barry M. Portnoy      Director                                 August 9, 1995
-----------------------
Barry M. Portnoy

/s/LeRoy S. Zimmerman    Director                                 August 9, 1995
-----------------------
LeRoy S. Zimmerman

/s/Ernest A. Schofield   Senior Vice President, Chief             August 9, 1995
-----------------------   Financial Officer and Chief
Ernest A. Schofield       Accounting Officer (Principal
                          Financial and Accounting
                          Officer)

                               EXHIBIT INDEX


   Exhibit                                                     Sequentially
    Number                     Description                     Numbered Page
    ------                     -----------                     -------------
     3.1        Restated Certificate of Incorporation of the
                Company dated March 6, 1987, together with
                Certificate of Amendment of Certificate of Incorporation dated January 6, 1992
                (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended May 31, 1994).

    3.2         Certificate of Amendment of Restated
                Certificate of Incorporation dated September 12,
                1994 (incorporated by reference to
                Exhibit 4.2  to the Company's Registration
                Statement on Form S-8 filed with the
                Securities Exchange Commission on
                September 29, 1994).

   *3.3         Certificate of Amendment of Restated
                Certificate of Incorporation dated July 6,
                1995.

    3.4         Certificate of Designation of Series A Junior
                Participating Preferred Stock dated September 16,
                1994 (incorporated by reference to
                Exhibit 4.3  to the Company's Registration
                Statement on Form S-8 filed with the
                Securities Exchange Commission on
                September 29, 1994).

    3.5 Amended and Restated Bylaws of the Company dated as of February 28, 1987, together with Amendment to Bylaws Section 9.1.1 dated August 30, 1993 (incorporated by reference to
                Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended May 31, 1994).

    3.6 Rights Agreement, dated as of September 15, 1994, between the Company and Chemical Trust Company of California, as Rights Agent, specifying the terms of the rights to purchase the Company's Series A Junior Participating Preferred Stock, and the exhibits thereto (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated September 16,
                1994).

   *4.1 Continental Medical Systems, Inc. 1986 Stock Option Plan (as amended and restated effective December 1, 1991), Amendment No. 1 to Continental Medical Systems, Inc. 1986 Stock Option Plan, Amendment No. 2 to Continental Medical Systems, Inc. 1986 Stock Option Plan and form of option agreement.

   *4.2         Continental Medical Systems, Inc. 1989 Non-
                Employee Directors' Stock Option Plan (as amended and restated effective December 1,
                1991) and form of option agreement.

   *4.3         Continental Medical Systems, Inc. 1992 CEO
                Stock Option Plan, Amendment No. 1 to
                Continental Medical Systems, Inc. 1992 CEO
                Stock Option Plan and form of option
                agreement.

   *4.4 Continental Medical Systems, Inc. 1993 Nonqualified Stock Option Plan, Amendment No. 1 to Continental Medical Systems, Inc. 1993 Nonqualified Stock Option Plan, Amendment No. 2 to Continental Medical Systems, Inc. 1993 Nonqualified Stock Option Plan and form of option agreement.

   *4.5         Continental Medical Systems, Inc. 1994 Stock
                Option Plan and form of option agreement.

   *5.1         Opinion of Vinson & Elkins L.L.P.

   23.1 Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5.1).

  *23.2         Consent of Arthur Andersen LLP.


  *23.3         Consent of BDO Seidman LLP.

   24.1 Powers of Attorney (set forth on signature pages).

__________________
*  Filed herewith.